UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 4, 2026

Applied Optoelectronics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36083	76-0533927
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13139 Jess Pirtle Blvd.
Sugar Land, Texas 77478

(Address of principal executive offices and zip code)

(281) 295-1800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par value $0.001	AAOI	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 4, 2026, Applied Optoelectronics, Inc. (the “Company”) entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with Blue Ridge Commerce Center West LLC (the “Seller”) in connection with the Company’s exercise of the one-time purchase option granted under a Lease Agreement with the Seller, which became effective on February 10, 2026 (the “Lease”). The Lease and the purchase option were previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 27, 2026.

Pursuant to the Purchase Agreement, the Company acquired the real property located at 16851 Blue Ridge Commerce Dr., Building 3, Houston, Texas 77489, consisting of approximately 8.858 acres of land and all improvements thereon, including an approximately 153,928 rentable-square-foot building, together with certain related tangible and intangible personal property (collectively, the “Property”). The Company intends to use the Property for office, warehouse, light manufacturing and assembly purposes.

The aggregate purchase price for the Property was $26,783,472.00, subject to the prorations and other adjustments set forth in the Purchase Agreement. The Company paid the purchase price in cash at the closing on September 4, 2026, at which time the Seller conveyed the Property to the Company by special warranty deed, subject to permitted encumbrances.

The Purchase Agreement contains customary representations, warranties, covenants and limitations of liability for a commercial real estate acquisition. Except for the express representations and warranties of the Seller set forth in the Purchase Agreement, the Company acquired the Property on an “as is” basis.

The foregoing description of the Purchase Agreement does not purport to be a complete statement of the parties’ rights and obligations under the Purchase Agreement and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1+*	Purchase and Sale Agreement, dated September 4, 2026, by and between Applied Optoelectronics, Inc. and Blue Ridge Commerce Center West LLC.

104	Cover Page Interactive Data File (the cover page tags are embedded within the Inline XBRL document).

+ Certain personally identifiable information has been omitted from this exhibit pursuant to Item 601(a)(6) of Regulation S-K.

* Schedules or similar attachments have been omitted from this filing pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish a copy of any omitted schedule to the Securities and Exchange Commission upon request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 10, 2026	APPLIED OPTOELECTRONICS, INC.

	By:	/s/ David C. Kuo
	Name	David C. Kuo
	Title:	Senior Vice President and Chief Legal Officer

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